UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2005

Heritage Commerce Corp
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Almaden Boulevard
San Jose, California    95113
(Address of principal executive offices including zip code)

(408) 947-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On April 28, 2005 the Board of Directors of Heritage Commerce Corp upon recommendation of the Board's Compensation and Benefits Committee (the "Committee") approved the Heritage Commerce Corp Management Incentive Plan (the "Plan"). The Plan will be administered by the Committee. For each Plan Year the Committee will establish with recommendations from Management for each Participant one or more Financial Goals. The Committee will determine the potential Award for each Participant based on the satisfaction of the prescribed Financial Goals as a percentage of the Participant's Base Wages. A copy of the Plan is included in this report at Exhibit 99.1 and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(C) Exhibits

99.1 Heritage Commerce Corp Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 3, 2005	Heritage Commerce Corp
By: /s/ Lawrence D. McGovern Name: Lawrence D. McGovern Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Heritage Commerce Corp Management Incentive Plan also provided in PDF format as a courtesy.